EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-146979 and 333-149548) and Form S-8 (No. 333-146982) of AbitibiBowater Inc. of our report dated March 17, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.
(Signed) PricewaterhouseCoopers LLP
March 19, 2008
Montréal, Canada